EXHIBIT 99.1
BFC Financial Corporation Reports Financial Results
For the First Quarter, 2007
FORT LAUDERDALE, FL — May 10, 2007 — BFC Financial Corporation (NYSE Arca: BFF) (“BFC” or “the Company”), a diversified holding company that invests in and acquires operating businesses in a variety of industries, today announced financial results for the quarter ended March 31, 2007. Since BFC is a holding company with limited operations, BFC’s results primarily reflect the earnings of the companies in which it has its principal investments. For the first quarter of 2007, BFC’s net loss available to common shareholders was ($715,000) compared with a net loss available to common shareholders of ($487,000) incurred in the corresponding quarter of 2006. The diluted loss per share was ($0.02) in the first quarter of 2007, compared to a diluted loss per share of ($0.02) in the corresponding quarter of 2006.
The Company’s results for the period reflect lower earnings from its principal holdings, BankAtlantic Bancorp (NYSE: BBX) and Levitt Corporation (NYSE: LEV). Both companies experienced challenging conditions in their respective markets. The adverse market conditions in the homebuilding industry, particularly in its key Florida market, impacted Levitt Corporation’s (“Levitt”) results; while at BankAtlantic Bancorp, higher operating expenses associated with BankAtlantic’s store expansion initiatives, increased loan reserves, reduced growth of earning assets and compressed net interest margin all combined to reduce financial performance.
Significant Corporate Transaction Proposed:
On January 30, 2007, we entered into a merger agreement with Levitt which, if the transactions contemplated by the merger agreement are completed, will result in Levitt becoming our wholly-owned subsidiary. We currently own approximately 16.6% of Levitt’s common stock, representing 52.9% of the aggregate voting control of Levitt. If the merger is consummated,

Levitt’s shareholders (other than us and shareholders who exercise their appraisal rights) will receive 2.27 shares of our Class A Common Stock for each share of Levitt Class A Common Stock they own. The closing of the merger is subject to a number of conditions, including the affirmative vote of the holders of a majority of the outstanding shares of Levitt Class A Common Stock as well as the affirmative vote of the holders of a majority of the shares of Levitt Class A Common Stock actually voted on the merger not counting the votes of BFC and certain other shareholders of Levitt. There is no assurance that the merger will be consummated.
BankAtlantic Bancorp’s Sale of Ryan Beck Completed:
On February 28, 2007, BFC’s subsidiary, BankAtlantic Bancorp completed the sale of its wholly-owned subsidiary, Ryan Beck Holdings, Inc. and its subsidiaries to Stifel Financial Corporation (NYSE: SF). As a consequence of the sale, the results of operations of Ryan Beck are reported as discontinued operations in BankAtlantic Bancorp’s and BFC’s financial statements for all periods.
The results of BankAtlantic Bancorp, Levitt Corporation, Stifel Financial Corporation, Bluegreen Corporation and Benihana, Inc., are fully discussed in press releases available on the websites of all five companies, at the following links:
www.BankAtlanticBancorp.com
www.LevittCorporation.com
www.Stifel.com
www.BluegreenCorp.com
www.Benihana.com

Segment Income:
The following table shows net income (loss) for each segment and earnings (loss) per share including the items discussed above for the three ended March 31, 2007 and 2006 (in thousands, except per share data):

	Three Months Ended
	March 31,
	2007	2006
BFC Activities	(1,313)	(1,723)
Financial Services	(2,204)	8,022
Homebuilding & real estate development	1,250	(660)

Income before noncontrolling interest and discontinued operations	(2,267)	5,639
Non-controlling interest	(687)	5,729

Income (loss) from continuing operations	(1,580)	(90)
Discontinued operations	1,053	(209)

Net loss	(527)	(299)
5% Preferred Stock dividends	(188)	(188)

Net income (loss) allocable to common shareholders	$(715)	$(487)

Basic (loss) earnings per share from continuing operations	$(0.05)	$(0.01)
Basic earnings per share from discontinued operations	$0.03	$—

Basic (loss) per common share	$(0.02)	$(0.01)

Diluted earnings (loss) per share from continuing operations	$(0.05)	$(0.01)
Diluted earnings (loss) per share from discontinued operations	$0.03	$(0.01)

Diluted (loss) per common share	$(0.02)	$(0.02)

Basic weighted average number of common shares outstanding	33,444	32,692
Diluted weighted average number of common and common equivalent shares outstanding	33,444	32,692

•	The “BFC Activities” segment includes BFC’s real estate owned, loans receivable that relate to previously owned properties, its investment in Benihana Convertible Preferred Stock and other securities and investments, including the operations of its wholly-owned subsidiary Cypress Creek Capital, BFC’s overhead and interest expense and the financial results of a venture partnership which BFC controls. Since BFC is a holding company whose principal activities consist of managing investments and seeking and evaluating potential new investments, BFC itself has no significant direct revenue or cash-generating operations. Accordingly, the “BFC Activities” segment will normally reflect a loss as the current amount of dividends; interest and fees from investments do not currently cover BFC parent company operating costs.

•	The “Financial Services” segment includes BankAtlantic Bancorp and its subsidiary, BankAtlantic.

•	The “Homebuilding & Real Estate Development” segment includes Levitt Corporation and its subsidiaries, Levitt and Sons™ and Core Communities, and Levitt’s investment in Bluegreen.

•	“Noncontrolling Interest” is an accounting term for that portion of a consolidated entity that is owned by others. Both BankAtlantic Bancorp and Levitt Corporation are consolidated in BFC’s financial statements because of BFC’s voting control ownership position in each of those companies, even though BFC’s equity ownership is less than a majority in each entity. At March 31, 2007, BFC owned 22.1% of the economic interest and held 55.0% of the voting control of BankAtlantic Bancorp and 16.6% of the economic interest and 52.9% of the voting control of Levitt Corporation.
Shareholders’ Equity or Book Value:
Shareholders’ equity or book value decreased from $177.6 million as of December 31, 2006 to $176.8 million as of March 31, 2007. This decrease was primarily due to the net loss for the quarter, the effects of subsidiaries’ capital transactions, other comprehensive loss and cash dividends on our 5% Preferred Stock. The decrease in shareholders’ equity was partially offset by the cumulative effect adjustment upon adoption of FASB Interpretation No. 48 and share-based compensation related to stock options and restricted stock.

Market Value of BankAtlantic Bancorp, Levitt Corporation and Benihana, Inc.:
Our holdings include 13.2 million shares of common stock, or 22.1%, of BankAtlantic Bancorp and 3.3 million shares of common stock, or 16.6%, of Levitt Corporation. The market value of our holdings in these two companies, based upon NYSE closing prices, which will fluctuate from time to time, was $174.9 million at March 30, 2007. BFC also owns 800,000 shares of Convertible Preferred Stock in Benihana, Inc., which is convertible into approximately 1.1 million shares of Common Stock. This investment represents approximately 10.0% of Benihana’s economic ownership and 26% of the voting rights of Benihana. Based on the closing price of Benihana, BFC’s investment was worth $29.7 million as of March 30, 2007. The total market value of all three public holdings was $204.6 million as of March 30, 2007.
Other:
Our quarterly report on Form 10-Q for the quarter ended March 31, 2007 contains additional information and was filed with the Securities and Exchange Commission on May 10, 2007. The Form 10-Q for the quarter ended March 31, 2007 is posted on BFC’s website, which can be accessed via www.BFCFinancial.com.
About BFC Financial Corporation:
BFC Financial Corporation (NYSE Arca: BFF) is a diversified holding company that invests in and acquires private and public companies in different industries. BFC is typically a long-term, “buy and hold” investor whose direct and indirect, diverse ownership interests span a variety of business sectors, including consumer and commercial banking; homebuilding; development of master-planned communities; the hospitality and leisure sector through the development, marketing and sales of vacation resorts on a time-share, vacation club model; the restaurant and family dining business, and real estate investment banking and investment services. BFC’s current major holdings include BankAtlantic Bancorp and its subsidiary, BankAtlantic; BankAtlantic Bancorp’s 16% ownership in Stifel Financial Corporation; Levitt Corporation, which includes its subsidiaries Levitt and Sons™ and Core Communities; Levitt Corporation’s 31% ownership in Bluegreen Corporation; a minority interest in the national restaurant chain, Benihana, Inc. and Cypress Creek Capital, a wholly-owned subsidiary. Although BFC’s current holdings primarily consist of minority positions, its more recent strategy has been to focus primarily on new investment opportunities with 80-100% ownership potential.
For further information, please visit our website at: www.BFCFinancial.com. To receive future news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button.
BFC Contact Info:
Investor and Corporate Communications:
Sharon Lyn, Vice President
Email: CorpComm@BFCFinancial.com
Investor Relations:
Leo Hinkley, SVP, Investor Relations Officer
Email: InvestorRelations@BFCFinancial.com
Mailing Address and Telephone:
BFC Financial Corporation
Attn: Investor Relations
2100 West Cypress Creek Road
Fort Lauderdale, FL 33309
Phone: (954) 940-4994
Fax: (954) 940-5320
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Some of the statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements in this press release not dealing with historical results are forward-looking and are based largely on various assumptions and expectations and involve inherent risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the control of BFC or the companies in which BFC has invested. Some factors which may affect the accuracy of the forward-looking statements that apply generally to BFC include, but are not limited to, the risks and uncertainties associated with its current investments and any future investments, the risk that sufficient resources may not be available to make desired investments or acquisitions, and the risk that the strategic plans and initiatives pursued by BFC’s portfolio of companies may not be successful. Risks and uncertainties associated with BankAtlantic Bancorp include, but are not limited to, the impact of economic, competitive and other factors affecting the bank, its operations, asset quality, markets, products and services, the risk that BankAtlantic’s new store expansion program and other growth initiatives may not result in continued development of core deposits or produce results which justify their costs, and the risk that the value of the Stifel shares BankAtlantic Bancorp received and may in the future receive as a result of the sale of Ryan Beck Holdings, Inc. may decrease over time. Risks and uncertainties associated with Levitt include, but are not limited to, the impact of economic, competitive and other factors affecting its operations and markets; its ability to maintain sufficient liquidity in the event of a prolonged downturn in the housing market, and its ability to access additional capital on acceptable terms, if at all, including through the proposed merger with BFC. Further, the proposed merger of BFC and Levitt involves substantial risks and uncertainties including, but not limited to, the risk that the benefits of the merger to either BFC, Levitt, or both companies may not be achieved, risks related to the timing and extent of any homebuilding recovery, and the risk that BFC’s cash flow may be negatively impacted if a substantial number of Levitt’s shareholders exercise their appraisal rights in the merger or by Levitt’s operations after the merger. Furthermore, this press release contains only summary and partial financial data for the period. The forward-looking statements contained in this release reflect the opinion of management as of the date of this release and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company or the management of companies in which BFC has invested. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein. The Company cautions that the foregoing risks and uncertainties are not exclusive. More complete information relating to BFC and its publicly-traded portfolio of companies, including the risks and uncertainties relating to their respective businesses, is detailed in reports filed by BFC and these companies with the Securities and Exchange Commission, and may be viewed free of charge on the SEC’s website, www.sec.gov.
Additional Information and Where to Find it
BFC and Levitt intend to file a definitive joint proxy statement and related materials concerning the transaction described above and furnish the definitive joint proxy statement to their respective shareholders. Shareholders of BFC and Levitt are advised to read the joint proxy statement when it is finalized and distributed, because it will contain important information. Shareholders of BFC and Levitt will be able to obtain a free-of-charge copy of the joint proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s web site at http://www.sec.gov. Shareholders of BFC and Levitt will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail to the Corporate Secretary at 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, or by calling (954) 940-4900.
Participants in the Solicitation
BFC, Levitt and certain of their directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the proposed transaction. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in the joint proxy statement relating to the proposed transaction. Additional information concerning BFC’s and Levitt’s directors and executive officers is set forth in their respective proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.
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